SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 1, 2006

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta Georgia 30328

(Address of Principal

Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with the previously announced senior note offering described below, Beazer Homes USA, Inc. (the “Company”) reconfirmed the earnings guidance provided to investors on April 27, 2006 and included in its Form 10-Q/A for the quarter ended March 31, 2006. The Company disclosed the following non-GAAP financial information and metrics relating to the six month periods ended March 31, 2005 and March 31, 2006.  The Company also disclosed adjusted net income of $115.6 million for the six months ended March 31, 2005 and adjusted non-GAAP information discussed below for the six months ended March 31, 2005 in each case excluding the effect of the previously disclosed $130.2 million goodwill impairment charge taken during the period.  In the table and discussion below dollars are in thousands.

	Six Months Ended March 31,
	2005		2006
EBIT	$90,275		$349,538
EBITDA	$99,910		$360,580
EBIT/Interest incurred	2.18	x	6.54	x
EBITDA/Interest incurred	2.41	x	6.75	x

EBIT (earnings before interest and taxes) equals net income before (a) previously capitalized interest amortized to costs and expense and (b) income taxes. EBITDA (earnings before interest, taxes, depreciation and amortization) is calculated by adding depreciation and amortization for the period to EBIT. EBIT and EBITDA are not generally accepted accounting principles (GAAP) financial measures. EBIT and EBITDA should not be considered alternatives to net income determined in accordance with GAAP as an indicator of operating performance, nor an alternative to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Because some analysts and companies may not calculate EBIT and EBITDA in the same manner as the Company, the EBIT and EBITDA information presented above may not be comparable to similar presentations by others.

EBITDA is a measure commonly used in the homebuilding industry and is presented to assist in understanding the ability of our operations to generate cash in addition to the cash needed to service existing interest requirements and ongoing tax obligations. By providing a measure of available cash, management believes that this non-GAAP measure enables holders of our outstanding senior indebtedness to better understand our cash performance and our ability to service our debt obligations as they currently exist and as additional indebtedness is incurred in the future. The measure is useful in budgeting and determining capital expenditure levels because it enables management to evaluate the amount of cash that will be available for discretionary spending.

A reconciliation of EBITDA and EBIT to cash provided/(used) by operations, the most directly comparable GAAP measure, is provided below for each period presented (in thousands):

	Six Months Ended March 31,
	2005	2006
	(unaudited)
Net cash used by operating activities	$(251,447)	$(345,682)
Goodwill impairment charge	(130,235)	—
Increase in inventory	420,134	469,144
Provision for income taxes	71,603	116,557
Deferred income tax provision	—	(11,014)
Interest amortized to cost of sales	33,312	38,717
(Increase)/decrease in accounts payable and other liabilities	(52,310)	70,504
Increase in accounts receivable and other assets	12,727	14,996
Tax benefit from stock transactions	—	6,893
Other	(3,874)	465
EBITDA	99,910	360,580
Less depreciation and amortization	9,635	11,042
EBIT	$90,275	$349,538

Exclusive of the $130,235 goodwill impairment charge, adjusted EBIT and adjusted EBITDA for the six months ended March 31, 2005 were $220,510 and $230,145, respectively, and the ratios of adjusted EBIT to interest incurred and adjusted EBITDA to interest incurred during the same period were 5.32x and 5.55x, respectively.

Adjusted net income, adjusted EBIT and adjusted EBITDA for the six months ended March 31, 2005 exclude the effects of a non-cash goodwill impairment charge of $130,235 recorded during the second quarter of fiscal 2005. Management believes that these adjusted financial results and metrics are useful to both management and investors in the analysis of the Company’s financial performance when comparing it to prior periods and that they provide investors with an important perspective on the current underlying operating performance of the business by isolating the impact of the goodwill impairment charge related to a previous acquisition. Adjusted net income, adjusted EBIT and adjusted EBITDA are not GAAP financial measures. These adjusted numbers should not be considered alternatives to net income determined in accordance with GAAP as an indicator of operating performance, nor an alternative to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

Below is a reconciliation (in thousands) of net loss, EBIT and EBITDA to adjusted net income, adjusted EBIT and adjusted EBITDA for the six months ended March 31, 2005.

Six Months Ended March 31, 2005
NET INCOME
Net loss	$(14,640)
Goodwill impairment charge	130,235
Adjusted net income	$115,595

EBIT
EBIT	$90,275
Goodwill impairment charge	130,235
Adjusted EBIT	$220,510

EBITDA
EBITDA	$99,910
Goodwill impairment charge	130,235
Adjusted EBITDA	$230,145

Recent Developments

In August 2005 we entered into a $750 million, four-year unsecured revolving credit facility with a group of banks that matures in August 2009. The maximum commitment under the revolving credit facility may be increased to $1.0 billion, upon the Company’s request, subject to acceptance by lenders under the facility. The Company has made this request and lender commitments are pending. The Company expects to receive lenders’ responses on or before June 13, 2006.

Item 8.01.  Other Events

On June 1, 2006, the Company issued a press release announcing that the Company is proposing to offer $250,000,000 in principal amount of Senior Notes due 2016. The offering will be made to certain initial purchasers pursuant to a private placement. A copy of the press release is attached hereto as exhibit 99.01.  For additional information, please refer to the exhibit.

On June 1, 2006, the Company issued a press release announcing the pricing of its offering of $275,000,000 aggregate principal amount of 8.125% Senior Notes due 2016. The offering will be made to certain initial purchasers pursuant to a private placement. A copy of the press release attached hereto as exhibit 99.02.  For additional information, please refer to the exhibit.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.01                       Press release issued by Beazer Homes USA, Inc. on June 1, 2006.

99.02                       Press release issued by Beazer Homes USA, Inc. on June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: June 1, 2006	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer